UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

FULUCAI PRODUCTIONS LTD.
Exact name of registrant as specified in its charter

Nevada	000-54154	68-0680436
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

920 Crescent Blvd SW, Calgary, Alberta	T25 1L5
(Address of principal executive offices)	(Zip Code)

(403) 880-7474
Registrant’s telephone number, including area code

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01 Entry into a Material Definitive Agreement.

Effective November 15, 2012,  FuLuCai Productions Ltd. (the “Company” or “FuLuCai”) entered into a licensing and distribution agreement with  ConvergTV (CGTV)  whereby CTV was granted the worldwide   rights and license to the movie Inevitable (the “Program”) for a period of two years commencing November 15, 2012.  CGTV will get  any and all License Rights all rights of distribution, the right to copy and reproduce the Program, the right to create derivative works of the Program for the purpose of creating branding elements and short form promotional materials (“Promotional Works”), the right to sell copies, the right to import and export the Program and the Promotional Works, the right to display the Program and Promotional Works publicity, the right to transmit the Program and Promotional Works through any transmission or delivery method that exists today, or that is created in the future, to any number of devices or users, including transmission through simultaneous delivery or streaming, and the right to sublicense and/or assign some or all of these rights to others.   The Company will receive a share of the revenues from revenues earned by CGTV in regard to its licensing and distribution.

Item 1.02 Termination of a Material Definitive Agreement.

On June 29, 2012, the Company finalized negotiations with Equine Venture Group, Inc. (“Equine”) and entered into an acquisition agreement with Equine and Equine’s sole shareholder, Jennifer Serek (“Serek”) to acquire all of the issued and outstanding shares of Equine.

The Company was unable to finalize the agreement with Equine Venture Group Inc. and has determined not to pursue the acquisition.

The Company has determined to continue with its current business and to review other potential acquisitions.

SECTION 5. CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Departure of Directors or Certain Officers:

On November 21, 2012, Ms. Jennifer Serek resigned as Secretary and Director of the Company.

On November 23, 2012, Mr. John Demoleas resigned as President, Chief Executive Officer, Treasurer and Chief Financial Officer of the Company.

On November 26, 2012, Mr. John Demoleas resigned as a Director of the Company.

Neither Ms. Serek nor Mr. Demoleas resigned as a result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Election of Directors

On November 23, 2012, Mr. Malcolm Albery was elected a director of the Company.

Appointment of Certain Officers:

On November 23, 2012, the Board of Directors appointed Malcolm Albery as the President, Chief Executive Officer, Chief Financial Officer, Secretary and Treasurer of the Company.

Mr. Albery, age 61, has been a shareholder and President of  Zirco Inc., a company involved in the distribution of oilfield supplies and technology since 1997.   Mr. Albery has a B.Sc. in Geology from the University of Calgary in Calgary, Alberta, Canada having graduated in 1985.  From September 2008 to August 2010, Mr. Albery was a director and officer of BCO Hydrocarbons Ltd., a reporting issuer in the U.S.

Mr. Albery is not presently a director or officer of any other reporting issuers.

Mr. Albery has no family relationships with any other executive officers or directors of the Company or persons nominated or chosen by the Company to become directors or executive officers. There is no material plan, contract or arrangement (whether or not written) to which Mr. Albery is a party or in which he participates that is entered into or a material amendment in connection with the Company’s appointment of Mr. Albery, or any grant or award to Mr. Albery or modification thereto, under any such plan, contract or arrangement in connection with the Company’s appointment of Mr. Albery.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FULUCAI PRODUCTIONS LTD.

Dated: December 3, 2012	By:	/s/ Malcolm Albery
	Name:	Malcolm Albery
`	Title:	Chief Executive Officer, Chief Financial Officer, President, Secretary, Treasurer and Director